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                                                                       EXHIBIT 5


                                                                  (312) 902-5200
                               [KMZ LETTERHEAD]


                                 May 25, 2000


Career Education Corporation
2895 Greenspoint Parkway
Hoffman Estates, IL  60195

Ladies and Gentlemen:

     We have acted as counsel for Career Education Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration for sale under the Securities Act of 1933, as amended (the "Act"), of 750,000 additional shares of the Company's common stock, $.01 par value per share (the "Common Stock"), which may be issued pursuant to the Career Education Corporation 1998 Employee Incentive Compensation Plan, as amended (the "Plan"). This opinion is being furnished in accordance with the requirements of Item 605(b)(5) of Regulation S-K under the Act.

     In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

          1. The Registration Statement;

          2. The Amended and Restated Certificate of Incorporation of the
             Company;

          3. The Amended and Restated By-Laws of the Company;

          4. Records of proceedings and actions of the Board of Directors and the Stockholders of the Company relating to the amendments to the Plan;

          5. The Plan;

          6. Certificates of public officials, officers, representatives and agents of the Company, and we have assumed that all of the representations contained therein are accurate and complete; and

          7. Such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

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Career Education Corporation
May 25, 2000
Page 2

     In connection with this opinion, we have assumed the legal capacity of all natural persons, accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

     Based upon and subject to the foregoing, we are of the opinion that the additional 750,000 shares of Common Stock issuable under the Plan, when issued and delivered by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable securities of the Company.

     Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion herein concerning any other laws. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. In connection therewith, we hereby consent to the use of this opinion for filing as Exhibit 5 to the Registration Statement.

                                    Very truly yours,



                                    /s/ KATTEN MUCHIN ZAVIS
                                    -----------------------
                                    KATTEN MUCHIN ZAVIS